Exhibit 99.1

Goodman Networks Reports Continued Top-Line Revenue Growth

• Q2 Revenue of $270.6 million

• Year-To-Date Six Month Revenue of $527.1 million

• Year-Over-Year Six Month Revenue Growth of 55.9%

• Year-Over-Year Six Month Adjusted EBITDA increase of 67%

PLANO, TX, August 19, 2014 - Goodman Networks Incorporated today announced results for the three and six months ended June 30, 2014.

Revenue was $270.6 million for the three months ended June 30, 2014, compared to $186.8 million during the comparable period in 2013, an increase of 44.8%. Organic revenue, which excludes revenue contributions attributable to the acquisitions of Multiband Corporation and the Custom Solutions Group of Cellular Specialties Inc. (“CSG”), was $195.3 million for the three months ended June 30, 2014 compared to $175.6 million for the comparable period in 2013, an increase of 11.2%.

Revenue was $527.1 million for the six months ended June 30, 2014, compared to $338.0 million during the comparable period in 2013, an increase of 55.9%. Organic revenue was $381.1 million for the six months ended June 30, 2014 compared to $321.6 million for the same period in 2013, an increase of 18.5%.

Infrastructure Services revenues grew 16% and 24% for the three and six months ended June 30, 2014, respectively, primarily due to the continued deployment of 4G-LTE networks by our largest customer. Professional Services revenues decreased by 16% and 6% for the three and six months ended June 30, 2014, respectively, due to the expected decrease in the volume of services provided to Alcatel-Lucent. Field Services, which was not included in our results for the three and six months ended 2013, had revenues of $63.7 million and $123.5 million for the three and six months ended June 30, 2014, respectively.

Adjusted EBITDA for the three and six months ended June 30, 2014 was $12.4 million and $16.8 million, respectively, compared to $4.3 million and $10.1 million for the three and six months ended June 30, 2013, respectively. Summary financial statements for the three and six months ended June 30, 2014 are included in Exhibit A to this earnings announcement.

During the six months ended June 30, 2014, cash increased to $70.7 million and we generated cash flow from operations of $23.5 million. Further, our costs in excess of billings less our combined billings in excess of costs and deferred revenue decreased favorably from $100.3 million at March 31, 2014 to $45.1 million at June 30, 2014.

“Top-line growth continued in the second quarter of 2014 despite the decrease in revenue from our Professional Services segment and unexpected delays in wireless project spending by carriers and various DAS customers,” said Ron Hill, President and CEO, Goodman Networks. “In addition to revenue growth, we continued to capitalize on synergies from prior year acquisitions, which led to improvements in Adjusted EBITDA year over year and quarter over quarter.”

Summary results are presented below.

Results for the Three and Six Months Ended June 30, 2013 and 2014

(Dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2014	Change ($)	2013	2014	Change ($)
Revenues:
Professional Services	$29,215	$24,415	$(4,800)	$49,300	$46,612	$(2,688)
Infrastructure Services	157,617	182,409	24,792	288,732	357,035	68,303
Field Services	—	63,740	63,740	—	123,508	123,508

Total revenues	186,832	270,564	83,732	338,032	527,155	189,123
Cost of revenues:
Professional Services	22,741	23,758	1,017	39,730	44,973	5,243
Infrastructure Services	139,210	153,113	13,903	248,182	299,347	51,165
Field Services	—	57,459	57,459	—	113,214	113,214

Total cost of revenues	161,951	234,330	72,379	287,912	457,534	169,122
Gross profit:
Professional Services	6,474	657	(5,817)	9,570	1,639	(7,931)
Infrastructure Services	18,407	29,296	10,889	40,550	57,688	17,138
Field Services	—	6,281	6,281	—	10,294	10,294

Total gross profit	24,881	36,234	11,353	50,120	69,621	19,501
Gross margin as percent of segment revenues:
Professional Services	22.2%	2.7%		19.4%	3.5%
Infrastructure Services	11.7%	16.1%		14.0%	16.2%
Field Services	—	9.9%		—	8.3%

Total gross margin	13.3%	13.4%		14.8%	13.2%
Selling, general and administrative expenses	25,550	28,392	2,842	50,404	60,462	10,058
Restructuring expense	—	2,726	2,726	—	2,726	2,726
Other operating income	—	(1,569)	(1,569)	—	(1,569)	(1,569)

Operating income (loss)	(669)	6,685	7,354	(284)	8,002	8,286
Other income	—	(15)	(15)	—	(46)	(46)
Interest expense	9,233	11,467	2,234	17,144	23,154	6,010

Loss before income taxes	(9,902)	(4,763)	5,134	(17,428)	(15,106)	2,322
Income tax expense (benefit)	(3,665)	116	3,781	(6,389)	65	6,454

Net loss	$(6,237)	$(4,883)	$1,354	$(11,039)	$(15,171)	$(4,132)

Goodman Networks Conference Call Information

Goodman Networks will host a conference call to discuss its financial and operational results at 2:00 PM Central Time (CT) on Wednesday, August 20, 2014. Dial in information for the conference call is as follows:

Date:	Wednesday, August 20, 2014
Time:	2:00 PM CT
Call-in number:	(866) 271-5140 or (617) 213-8893
Participant Passcode:	94156420

Please plan on accessing the conference call 5 minutes prior to the scheduled start time.

A replay of the call will be available for 7 days. To listen to a replay of the call, please dial (888) 286-8010 or (617) 801-6888 and use passcode 33902697 prior to 11:59 PM CT on Wednesday, August 27, 2014.

About Goodman Networks Incorporated

Goodman Networks is a leading national provider of end-to-end network infrastructure and professional services to the wireless telecommunications industry. Our core services span the full network lifecycle, including the design, engineering, construction, deployment, integration, maintenance, and decommissioning of wireless networks.

Non-GAAP Financial Measures

The Company presents EBITDA, which represents net income before income tax expense, interest, depreciation and amortization, because it considers it to be an important supplemental measure of our operating performance and the Company believes that such information will be used by securities analysts, investors and other interested parties in the evaluation of our results. The Company presents Adjusted EBITDA, which adjusts EBITDA for items that management does not consider to be reflective of the Company’s core operating performance, because it may be used by some investors as a measure of operating performance. The Company considers EBITDA and Adjusted EBITDA to be operating performance measures, and not liquidity measures, that provide measures of operating results unaffected by capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. The adjustments made to EBITDA to calculate Adjusted EBITDA are described in the footnotes to the following reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
	(Dollars in thousands)
Net loss	$(6,237)	$(4,883)	$(11,039)	$(15,171)
Income tax expense (benefit)	(3,665)	116	(6,389)	65
Interest expense	9,233	11,467	17,144	23,154
Depreciation and amortization	2,341	2,856	3,468	5,724

EBITDA	1,672	9,556	3,184	13,772
Share-based compensation (a)	1,023	1,010	2,343	2,045
Amortization of debt issuance costs (b)	(299)	(865)	(594)	(1,735)
Restructuring expense (c)	—	2,726	—	2,726
Restatement fees and expenses (d)	459	—	3,380	—
Acquisition related transaction expenses (e)	1,418	—	1,778	—

Adjusted EBITDA	$4,273	$12,427	$10,091	$16,808

(a)	Represents non-cash expense related to equity-based compensation.
(b)	Amortization of debt issuance costs is included in Interest expense but excluded in the calculation of Consolidated EBITDA per the Indenture.
(c)	Represents fees and expenses incurred in connection with our 2014 Restructuring Plan.
(d)	Represents accounting advisory and audit fees incurred in connection with completing restatement of our financial statements for the years ended December 31, 2009, 2010 and 2011, and preparing our financial statements for the year ended December 31, 2012, on the completed contract method and modifying our business processes to account for construction projects under the completed contract method going forward.
(e)	Represents fees and expenses incurred relating to our business acquisitions.

The Company also presents organic revenue, a non-GAAP measure, which represents revenue excluding the impact of the acquisitions of Multiband Corporation and CSG. Management believes that organic revenue is an important measure to make meaningful period-to-period comparisons and is therefore useful to investors. Organic revenue should be viewed in addition to, and not in lieu of, the Company’s consolidated financial statements. A reconciliation of organic revenue to revenue is set forth below (Dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Revenues	$186,832	$270,564	$338,032	$527,155
Less: Multiband Corporation revenues	—	(64,512)	—	(125,632)
Less: CSG revenues	(11,200)	(10,709)	(16,400)	(20,437)

Organic revenues	$175,632	$195,343	$321,632	$381,086

Estimated Backlog

The Company refers to the amount of revenue it expects to recognize over the next 18 months from future work on uncompleted contracts, including master service agreements and new contractual agreements on which work has not begun, as its “estimated backlog.” The Company determines the amount of estimated backlog for work under master service agreements based on historical trends, anticipated seasonal impacts and estimates of customer demand based upon communications with customers. The Company’s estimated 18-month backlog, including revenues from DIRECTV, as of June 30, 2014 was $1.9 billion.

Goodman Networks Contact:

Investor Relations – Geoff Miller, Interim Chief Financial Officer, gemiller@goodmannetworks.com, 972-421-5197

Goodman Networks Incorporated

Consolidated Balance Sheets

(In Thousands, Except Share Amounts and Par Value)

	December 31, 2013	June 30, 2014
		(Unaudited)
Assets
Current Assets
Cash	$59,439	$70,737
Accounts receivable, net of allowances for doubtful accounts of $350 and $633 at December 31, 2013 and June 30, 2014, respectively	109,478	85,378
Unbilled revenue on completed projects	21,136	17,355
Costs in excess of billings on uncompleted projects	100,258	109,532
Inventories	22,909	27,628
Prepaid expenses and other current assets	8,980	13,467
Income tax receivable	16,772	2,462

Total current assets	338,972	326,559
Property and equipment, net of accumulated depreciation of $25,062 and $27,735 at December 31, 2013 and June 30, 2014, respectively	19,647	23,467
Deferred financing costs, net	18,156	17,469
Deferred tax assets	18,443	17,582
Deposits and other assets	3,313	3,480
Insurance collateral	11,569	12,023
Intangible assets, net of accumulated amortization of $4,744 and $7,556 at December 31, 2013 and June 30, 2014, respectively	29,156	25,424
Goodwill	69,134	69,178

Total assets	$508,390	$495,182

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable	$137,106	$130,195
Accrued expenses	98,404	90,158
Billings in excess of costs on uncompleted projects	46,691	57,088
Deferred revenue	113	397
Deferred tax liabilities	8,457	9,521
Current portion of capital lease and notes payable obligations	1,818	4,384

Total current liabilities	292,589	291,743
Notes payable	330,346	330,470
Capital lease obligations	1,542	1,231
Accrued expenses, non-current	18,791	12,558
Deferred revenue, non-current	—	6,932
Deferred rent	446	655

Total liabilities	643,714	643,589
Shareholders’ Deficit
Common stock, $0.01 par value, 10,000,000 shares authorized; 985,714 issued and 869,396 outstanding at December 31, 2013 and 1,029,072 issued and 912,754 outstanding at June 30, 2014	10	10
Treasury stock, at cost, 116,318 shares at December 31, 2013 and June 30, 2014	(11,756)	(11,756)
Additional paid-in capital	13,314	15,402
Accumulated deficit	(136,892)	(152,063)

Total shareholders’ deficit	(135,324)	(148,407)

Total liabilities and shareholders’ deficit	$508,390	$495,182

Goodman Networks Incorporated

Consolidated Statements of Operations

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Revenues	$186,832	$270,564	$338,032	$527,155
Cost of revenues	161,951	234,330	287,912	457,534

Gross profit (exclusive of depreciation and amortization included in selling, general and administrative expense shown below)	24,881	36,234	50,120	69,621
Selling, general and administrative expenses	25,550	28,392	50,404	60,462
Restructuring expense	—	2,726	—	2,726
Other operating income	—	(1,569)	—	(1,569)

Operating income (loss)	(669)	6,685	(284)	8,002
Other income	—	(15)	—	(46)
Interest expense	9,233	11,467	17,144	23,154

Loss before income taxes	(9,902)	(4,767)	(17,428)	(15,106)
Income tax expense (benefit)	(3,665)	116	(6,389)	65

Net loss	$(6,237)	$(4,883)	$(11,039)	$(15,171)

Goodman Networks Incorporated

Consolidated Statements of Cash Flows

(In Thousands)

	Six Months Ended June 30,
	2013	2014
Operating Activities
Net loss	$(11,039)	$(15,171)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	1,661	2,912
Amortization of intangible assets	1,807	2,812
Amortization of debt discounts and deferred financing costs	921	1,689
Impairment charge	—	920
Provision of doubtful accounts	4	283
Deferred tax benefit	(6,586)	(146)
Share-based compensation expense	2,343	2,045
Accretion of contingent consideration	450	265
Change in fair value of contingent consideration	—	(250)
Loss on sale of property and equipment	49	92
Changes in (net of acquisitions):
Accounts receivable	13,898	23,856
Unbilled revenue	2,594	3,781
Costs in excess of billings on uncompleted projects	(66,148)	(9,274)
Inventories	2,616	(4,744)
Prepaid expenses and other assets	451	1,417
Accounts payable and other liabilities	(5,741)	(19,095)
Income taxes payable / receivable	(131)	14,376
Billings in excess of costs on uncompleted projects	2,027	10,397
Deferred revenue	—	7,318

Net cash provided by (used in) operating activities	(60,824)	23,494

Investing Activities
Purchases of property and equipment	(1,296)	(6,486)
Proceeds from the sale of property and equipment	—	21
Purchase of assets of the Custom Solutions Group of Cellular Specialties, Inc.	(18,000)	—
Change in restricted cash	(7,727)	—
Change in due from shareholders	(9)	1

Net cash used in investing activities	(27,032)	(6,464)

Financing Activities
Proceeds from lines of credit	—	491,320
Payments on lines of credit	—	(491,320)
Payments on capital lease and notes payable obligations	(268)	(4,379)
Payments on contingent consideration arrangements	—	(141)
Payments for deferred financing costs	(4,026)	(1,255)
Proceeds from the issuance of common stock	13	—
Proceeds from exercise of warrants and stock options	—	43
Purchase of treasury stock	(4,995)	—

Net cash used in financing activities	(9,276)	(5,732)

Increase (decrease) in cash	(97,132)	11,298
Cash, Beginning of Period	120,991	59,439

Cash, End of Period	$23,859	$70,737